Exhibit 99.1

NYER MEDICAL GROUP, INC. AND SUBSIDIARIES
Selected Consolidated Statements of Operations and Balance Sheet Data, Restated for Correction of Errors
(unaudited)

Effect on fiscal year 2008 Consolidated Statements of Operations:

	Three months ended December 31, 2007			Three months ended March 31, 2008			Year ended June 30, 2008
	As Previously	Impact of		As Previously	Impact of		As Previously	Impact of
	Filed	Error	Restated	Filed	Error	Restated	Filed	Error	Restated
Selling, general and administrative expenses	$5,056,979	(316,430)	$4,740,549	$4,936,086	$(142,086)	$4,794,000	$17,771,045	$(458,516)	$17,312,529
Income (loss) from continuing operations before income taxes	(390,978)	316,430	(74,548)	(307,117)	142,086	(165,031)	(161,786)	458,516	296,730
(Benefit) provision for income taxes	(120,580)	113,502	(7,078)	(90,127)	50,966	(39,161)	(108,200)	164,468	56,268
Income (loss) from continuing operations	(280,651)	202,928	(77,723)	(215,895)	91,120	(124,775)	(90,625)	294,048	203,423
Net income (loss)	(98,023)	202,928	104,905	(215,895)	91,120	(124,775)	(3,523)	294,048	290,525

Effect on fiscal year 2008 Consolidated Balance Sheets:

	December 31, 2007			March 31, 2008			June 30, 2008
Goodwill	$104,463	$316,430	$420,893	$2,239,563	$458,516	$2,698,079	$2,153,100	$458,516	$2,611,616
Total Assets	17,856,573	316,430	18,173,003	17,982,821	458,516	18,441,337	18,584,873	458,516	19,043,389
Income tax payable	-	113,502	113,502	69,533	164,468	234,001	35,955	164,468	200,423
Shareholders' equity	8,356,691	202,928	8,559,619	8,172,789	294,048	8,466,837	8,535,078	294,048	8,829,126

Effect on fiscal year 2009 Consolidated Balance Sheets*:

	September 30, 2008			December 31, 2008			March 31, 2009
Goodwill	$2,153,100	$458,516	$2,611,616	$2,153,100	$458,516	$2,611,616	$2,153,100	$458,516	$2,611,616
Total Assets	18,675,942	458,516	19,134,458	18,766,251	458,516	19,224,767	17,895,811	458,516	18,354,327
Income tax Payable	38,180	164,468	202,648	190,854	164,468	355,322	-	164,468	164,468
Shareholders' Equity	8,546,674	294,048	8,840,722	8,792,471	294,048	9,086,519	8,525,800	294,048	8,819,848

*No effect on the Consolidated Statements of Operations for the year ended June 30, 2009.